April 26, 2002




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the use in Form SB-2 Registration Statement of I-trax, Inc., our report dated January 23, 2002 relating to the financial statements of WellComm Group, Inc which appear in such Registration Statement.



/s/  Lutz & Company, P.C.
---------------------------
Lutz & Company, P.C.
Omaha, Nebraska